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                                                                    Exhibit 99.1
Health Management, Inc.
1371-A Abbott Court
Buffalo Grove, Illinois 60089
Tel: 847-913-2700
Fax: 847-913-2715

FOR IMMEDIATE RELEASE


          HEALTH MANAGEMENT, INC. ANNOUNCES EXTENSION OF FORBEARANCE
                   AGREEMENT WITH TRANSWORLD HOME HEALTHCARE

Buffalo Grove, IL -- December 24, 1996 . . . Health Management, Inc. ("HMI") (NASDAQ:HMIS) announced today that the forbearance agreement relating to its credit agreement and senior debt has been extended to January 10, 1997. The extension of the forbearance agreement was granted by Transworld Home HealthCare, Inc. (NASDAQ:TWHH), the holder of the senior debt, in connection with the extension of the anticipated closing date of the Stock Purchase Agreement, between Transworld and the Company, to January 10, 1997.

Health Management, Inc. is a national provider of integrated pharmacy management services to patients with chronic medical conditions and to health care professionals, drug manufacturers and third-party payers involved in their care.

                              # # #

For additional information:
At HMI:
Jim Nicol, President and CEO
847-913-2404

At Edelman Financial:
Diane Perry or Joe Kist
212-704-8293 or 212-704-8239

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